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                                                                    Exhibit 99.1

                               [AMAZON.COM LOGO]

To our shareholders:

   In July of last year, Amazon.com reached an important way station. After four years of single-minded focus on growth, and then just under two years spent almost exclusively on lowering costs, we reached a point where we could afford to balance growth and cost improvement, dedicating resources and staffed projects to both. Our major price reduction in July, moving to discount books over $20 by 30% off list, marked this change.

   This balance began to pay off in the fourth quarter, when we both significantly exceeded our own goals on the bottom line and simultaneously reaccelerated growth in our business. We lowered prices again in January when we offered a new class of shipping that is free (year-round) on orders over $99. Focus on cost improvement makes it possible for us to afford to lower prices, which drives growth. Growth spreads fixed costs across more sales, reducing cost per unit, which makes possible more price reductions. Customers like this, and it's good for shareholders. Please expect us to repeat this loop.

   As I mentioned, we exceeded our goals for the fourth quarter with pro forma operating profit of $59 million and pro forma net profit of $35 million. Thousands of Amazon.com employees around the world worked hard to achieve that goal; they are, and should be, proud of the accomplishment. More highlights from a notable year:

  . Sales grew 13% from $2.76 billion in 2000 to $3.12 billion in 2001, and we achieved our first billion-dollar quarter on reaccelerated sales in Q4.

  . We served 25 million customer accounts in 2001, compared to 20 million in 2000 and 14 million in 1999.

  . International sales grew 74% in 2001, and more than one-quarter of sales came from outside the U.S. The U.K. and Germany, our largest international markets, had a combined pro forma operating profit for the first time in Q4. Open only a year, Japan grew to a $100 million annual run rate in Q4.

  . Hundreds of thousands of small businesses and individuals made money by selling new and used products to our customers directly from our highly trafficked product detail pages. These Marketplace orders grew to 15% of U.S. orders in Q4, far surpassing our expectations when we launched Marketplace in November 2000.

  .  Inventory turns increased from 12 in 2000 to 16 in 2001.

  . Most important, we stayed relentlessly focused on the customer, as reflected in a chart-topping score of 84 for the second year in a row on the widely followed American Customer Satisfaction Index conducted by the University of Michigan. We are told this is the highest score ever recorded--not just for any retailer, but for any service company.

  Obsess over customers: our commitment continues

   Until July, Amazon.com had been primarily built on two pillars of customer experience: selection and convenience. In July, as I already discussed, we added a third customer experience pillar: relentlessly lowering prices. You should know that our commitment to the first two pillars remains as strong as ever.

   We now have more than 45,000 items in our electronics store (about seven times the selection you're likely to find in a big-box electronics store), we've tripled our kitchen selection (you'll find all the best brands), we've launched computer and magazine subscriptions stores, and we've added selection with strategic partners such as Target and Circuit City.

   We've improved convenience with features like Instant Order Update which warns you if you're about to buy the same item twice (people are busy--they forget that they've already bought it!).

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   We've dramatically improved customer self-service capabilities. Customers can now easily find, cancel, or modify their own orders. To find an order, just make sure you are signed in and recognized by the site, and do a regular search on any product in your order. When you get to that product's detail page, a link to your order will be at the top of the page.

   We built a new feature called Look Inside the Book. Customers can view large high-resolution images of not only the front cover of a book, but also the back cover, index, table of contents, and a reasonable sample of the inside pages. They can Look Inside the Book before making a buying decision. It's available on over 200,000 of our millions of titles (as a point of comparison, a typical book superstore carries about 100,000 titles).

   As my last example, I'll just point out that one of the most important things we've done to improve convenience and experience for customers also happens to be a huge driver of variable cost productivity: eliminating mistakes and errors at their root. Every year that's gone by since Amazon.com's founding, we've done a better and better job of eliminating errors, and this past year was our best ever. Eliminating the root causes of errors saves us money and saves customers time.

   Our consumer franchise is our most valuable asset, and we will nourish it with innovation and hard work.

  An investment framework

   In every annual letter (including this one), we attach a copy of our original 1997 letter to shareholders to help investors decide if Amazon.com is the right kind of investment for them, and to help us determine if we have remained true to our original goals and values. I think we have.

   In that 1997 letter, we wrote, "When forced to choose between optimizing the appearance of our GAAP accounting and maximizing the present value of future cash flows, we'll take the cash flows."

   Why focus on cash flows? Because a share of stock is a share of a company's future cash flows, and, as a result, cash flows more than any other single variable seem to do the best job of explaining a company's stock price over the long term.

   If you could know for certain just two things--a company's future cash flows and its future number of shares outstanding--you would have an excellent idea of the fair value of a share of that company's stock today. (You'd also need to know appropriate discount rates, but if you knew the future cash flows for certain, it would also be reasonably easy to know which discount rates to use.) It's not easy, but you can make an informed forecast of future cash flows by examining a company's performance in the past and by looking at factors such as the leverage points and scalability in that company's model. Estimating the number of shares outstanding in the future requires you to forecast items such as option grants to employees or other potential capital transactions. Ultimately, your determination of cash flow per share will be a strong indicator of the price you might be willing to pay for a share of ownership in any company.

   Since we expect to keep our fixed costs largely fixed, even at significantly higher unit volumes, we believe Amazon.com is poised over the coming years to generate meaningful, sustained, free cash flow. Our goal for 2002 reflects just that. As we said in January when we reported our fourth quarter results, we plan this year to generate positive operating cash flow, leading to free cash flow (the difference between the two is up to $75 million of planned capital expenditures). Our trailing twelve-month pro forma net income should, roughly but not perfectly, trend like trailing twelve-month cash flow.

   Limiting share count means more cash flow per share and more long-term value for owners. Our current objective is to target net dilution from employee stock options (grants net of cancellations) to an average of 3% per year over the next five years, although in any given year it might be higher or lower.

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  Relentless commitment to long-term shareholder value

   As I've discussed many times before, we are firm believers that the long-term interests of shareholders are tightly linked to the interests of our customers: if we do our jobs right, today's customers will buy more tomorrow, we'll add more customers in the process, and it will all add up to more cash flow and more long-term value for our shareholders. To that end, we are committed to extending our leadership in e-commerce in a way that benefits customers and therefore, inherently, investors--you can't do one without the other.

   As we kick off 2002, I am happy to report that I am as enthusiastic as ever about this business. There is more innovation ahead of us than behind us, we are close to demonstrating the operating leverage of our business model, and I get to work with this amazing team of Amazonians all over the world. I am lucky and grateful. We thank you, our owners, for your support, your encouragement, and for joining us on this adventure. If you're a customer, we thank you again!


                                        /s/ Jeffrey P. Bezos

                                        Jeffrey P. Bezos
                                        Founder and Chief Executive Officer
                                        Amazon.com, Inc.

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                               [AMAZON.COM LOGO]

                          1997 LETTER TO SHAREHOLDERS
                    (Reprinted from the 1997 Annual Report)

To our shareholders:

  Amazon.com passed many milestones in 1997: by year-end, we had served more than 1.5 million customers, yielding 838% revenue growth to $147.8 million, and extended our market leadership despite aggressive competitive entry.

  But this is Day 1 for the Internet and, if we execute well, for Amazon.com. Today, online commerce saves customers money and precious time. Tomorrow, through personalization, online commerce will accelerate the very process of discovery. Amazon.com uses the Internet to create real value for its customers and, by doing so, hopes to create an enduring franchise, even in established and large markets.

  We have a window of opportunity as larger players marshal the resources to pursue the online opportunity and as customers, new to purchasing online, are receptive to forming new relationships. The competitive landscape has continued to evolve at a fast pace. Many large players have moved online with credible offerings and have devoted substantial energy and resources to building awareness, traffic, and sales. Our goal is to move quickly to solidify and extend our current position while we begin to pursue the online commerce opportunities in other areas. We see substantial opportunity in the large markets we are targeting. This strategy is not without risk: it requires serious investment and crisp execution against established franchise leaders.

 It's All About the Long Term

  We believe that a fundamental measure of our success will be the shareholder value we create over the long term. This value will be a direct result of our ability to extend and solidify our current market leadership position. The stronger our market leadership, the more powerful our economic model. Market leadership can translate directly to higher revenue, higher profitability, greater capital velocity, and correspondingly stronger returns on invested capital.

  Our decisions have consistently reflected this focus. We first measure ourselves in terms of the metrics most indicative of our market leadership: customer and revenue growth, the degree to which our customers continue to purchase from us on a repeat basis, and the strength of our brand. We have invested and will continue to invest aggressively to expand and leverage our customer base, brand, and infrastructure as we move to establish an enduring franchise.

  Because of our emphasis on the long term, we may make decisions and weigh tradeoffs differently than some companies. Accordingly, we want to share with you our fundamental management and decision-making approach so that you, our shareholders, may confirm that it is consistent with your investment philosophy:

  .  We will continue to focus relentlessly on our customers.

  . We will continue to make investment decisions in light of long-term market leadership considerations rather than short-term profitability considerations or short-term Wall Street reactions.

  . We will continue to measure our programs and the effectiveness of our investments analytically, to jettison those that do not provide acceptable returns, and to step up our investment in those that work best. We will continue to learn from both our successes and our failures.

  . We will make bold rather than timid investment decisions where we see a sufficient probability of gaining market leadership advantages. Some of these investments will pay off, others will not, and we will have learned another valuable lesson in either case.

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  .  When forced to choose between optimizing the appearance of our GAAP accounting and maximizing the present value of future cash flows, we'll take the cash flows.

  . We will share our strategic thought processes with you when we make bold choices (to the extent competitive pressures allow), so that you may evaluate for yourselves whether we are making rational long-term leadership investments.

  . We will work hard to spend wisely and maintain our lean culture. We understand the importance of continually reinforcing a cost-conscious culture, particularly in a business incurring net losses.

  . We will balance our focus on growth with emphasis on long-term profitability and capital management. At this stage, we choose to prioritize growth because we believe that scale is central to achieving the potential of our business model.

  . We will continue to focus on hiring and retaining versatile and talented employees, and continue to weight their compensation to stock options rather than cash. We know our success will be largely affected by our ability to attract and retain a motivated employee base, each of whom must think like, and therefore must actually be, an owner.

  We aren't so bold as to claim that the above is the "right" investment philosophy, but it's ours, and we would be remiss if we weren't clear in the approach we have taken and will continue to take.

  With this foundation, we would like to turn to a review of our business focus, our progress in 1997, and our outlook for the future.

 Obsess Over Customers

  From the beginning, our focus has been on offering our customers compelling value. We realized that the Web was, and still is, the World Wide Wait. Therefore, we set out to offer customers something they simply could not get any other way, and began serving them with books. We brought them much more selection than was possible in a physical store (our store would now occupy 6 football fields), and presented it in a useful, easy-to-search, and easy-to-browse format in a store open 365 days a year, 24 hours a day. We maintained a dogged focus on improving the shopping experience, and in 1997 substantially enhanced our store. We now offer customers gift certificates, 1-ClickSM shopping, and vastly more reviews, content, browsing options, and recommendation features. We dramatically lowered prices, further increasing customer value. Word of mouth remains the most powerful customer acquisition tool we have, and we are grateful for the trust our customers have placed in us. Repeat purchases and word of mouth have combined to make Amazon.com the market leader in online bookselling.

  By many measures, Amazon.com came a long way in 1997:

  . Sales grew from $15.7 million in 1996 to $147.8 million--an 838% increase.

  . Cumulative customer accounts grew from 180,000 to 1,510,000--a 738% increase.

  . The percentage of orders from repeat customers grew from over 46% in the fourth quarter of 1996 to over 58% in the same period in 1997.

  . In terms of audience reach, per Media Metrix, our Web site went from a rank of 90th to within the top 20.

  . We established long-term relationships with many important strategic partners, including America Online, Yahoo!, Excite, Netscape, GeoCities, AltaVista, @Home, and Prodigy.

 Infrastructure

  During 1997, we worked hard to expand our business infrastructure to support these greatly increased traffic, sales, and service levels:

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  .  Amazon.com's employee base grew from 158 to 614, and we significantly strengthened our management team.

  . Distribution center capacity grew from 50,000 to 285,000 square feet, including a 70% expansion of our Seattle facilities and the launch of our second distribution center in Delaware in November.

  . Inventories rose to over 200,000 titles at year-end, enabling us to improve availability for our customers.

  . Our cash and investment balances at year-end were $125 million, thanks to our initial public offering in May 1997 and our $75 million loan, affording us substantial strategic flexibility.

 Our Employees

  The past year's success is the product of a talented, smart, hard-working group, and I take great pride in being a part of this team. Setting the bar high in our approach to hiring has been, and will continue to be, the single most important element of Amazon.com's success.

  It's not easy to work here (when I interview people I tell them, "You can work long, hard, or smart, but at Amazon.com you can't choose two out of three"), but we are working to build something important, something that matters to our customers, something that we can all tell our grandchildren about. Such things aren't meant to be easy. We are incredibly fortunate to have this group of dedicated employees whose sacrifices and passion build Amazon.com.

 Goals for 1998

  We are still in the early stages of learning how to bring new value to our customers through Internet commerce and merchandising. Our goal remains to continue to solidify and extend our brand and customer base. This requires sustained investment in systems and infrastructure to support outstanding customer convenience, selection, and service while we grow. We are planning to add music to our product offering, and over time we believe that other products may be prudent investments. We also believe there are significant opportunities to better serve our customers overseas, such as reducing delivery times and better tailoring the customer experience. To be certain, a big part of the challenge for us will lie not in finding new ways to expand our business, but in prioritizing our investments.

  We now know vastly more about online commerce than when Amazon.com was founded, but we still have so much to learn. Though we are optimistic, we must remain vigilant and maintain a sense of urgency. The challenges and hurdles we will face to make our long-term vision for Amazon.com a reality are several: aggressive, capable, well-funded competition; considerable growth challenges and execution risk; the risks of product and geographic expansion; and the need for large continuing investments to meet an expanding market opportunity. However, as we've long said, online bookselling, and online commerce in general, should prove to be a very large market, and it's likely that a number of companies will see significant benefit. We feel good about what we've done, and even more excited about what we want to do.

  1997 was indeed an incredible year. We at Amazon.com are grateful to our customers for their business and trust, to each other for our hard work, and to our shareholders for their support and encouragement.

                                          /s/ Jeffrey P. Bezos

                                          Jeffrey P. Bezos
                                          Founder and Chief Executive Officer
                                          Amazon.com, Inc.